Exhibit 1.1
                                                                     -----------

                                    1,136,365


                                SEACOR SMIT INC.
                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                                STANDBY AGREEMENT


                                                              January __, 2001

CREDIT SUISSE FIRST BOSTON CORPORATION
    Eleven Madison Avenue,
    New York, N.Y.  10010-3629



Dear Sirs:

           1. Introductory. SEACOR SMIT INC., a Delaware corporation (the "Company"), proposes to redeem $50,000,000 aggregate principal amount of its outstanding 53/8% Convertible Subordinated Notes due November 15, 2006 (the "Convertible Securities") and, in that connection, agrees with Credit Suisse First Boston Corporation (the "Purchaser") as follows:

           2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Purchaser that:

                     (a) A registration statement (No. 333-_________), including a form of prospectus, relating to the common stock, par value $0.01 per share, of the Company (the "Common Stock") issuable as Purchased Shares (as hereinafter defined) in accordance with the provisions of
           Section 3(a) hereof has been filed with the Securities and Exchange Commission (the "Commission") and has been declared effective under the Securities Act of 1933 (the "Act"). For purposes of this Agreement, "Effective Time" means, the date and time as of which such registration statement was declared effective by the Commission. "Effective Date" means the date of the Effective Time. Such registration statement, as amended at the Effective Time including all material incorporated by reference therein, is hereinafter referred to as the "Registration Statement", and the form of prospectus relating to the Purchased Shares, as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in the Registration Statement, including all material incorporated by reference in such prospectus, is hereinafter referred to as the "Prospectus". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

                     (b) On the Effective Date, the Registration Statement conforms, and at the time of any filing of the Prospectus pursuant to Rule 424(b), the Registration Statement and the Prospectus will conform, in all respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations"), and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not


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           apply to statements in or omissions from the Registration Statement or Prospectus based upon written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

                     (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the general affairs, prospects, management, financial position, stockholders' equity or result of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"); and each subsidiary listed on Exhibit A hereto (each a "Subsidiary") of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation.

                     (d) All of the outstanding shares of capital stock of the Company have been validly authorized and issued, are fully paid and non-assessable and conform in all material respects to the description of the capital stock of the Company incorporated by reference in the Prospectus; and all of the outstanding shares of capital stock of each Subsidiary of the Company have been validly authorized and issued, are fully paid and non-assessable and (except for directors' qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

                     (e) As of the close of business on January __, 2001, $181,600,000 principal amount of Convertible Securities were outstanding, and the Company has duly authorized the redemption of up to all of the outstanding Convertible Securities on February __, 2001 (the "Redemption Date"), at the redemption price of 102.99% of the principal amount thereof plus accrued and unpaid interest thereon to the Redemption Date, or a total of $[ ] per $1,000 principal amount; and the Convertible Securities are convertible into 22.727 shares of Common Stock per $1,000 principal amount of the Convertible Securities, by surrender of the Convertible Securities to U.S. Bank Trust National Association (the "Agent"), through The Depositary Trust Company in accordance with its established procedures, prior to the close of business on February __, 2001 (the "Expiration Date");

                     (f) The Purchased Shares have been validly authorized and when delivered and paid for in accordance with this Agreement will be validly issued, fully paid and non-assessable and will conform in all material respects to the description of the capital stock of the Company incorporated by reference in the Prospectus and the stockholders of the Company will have no preemptive rights with respect to the Purchased Shares.

                     (g) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Purchaser for a brokerage commission, finder's fee or other like payment as a result of the offering of the Purchased Shares.

                     (h) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities with the securities registered pursuant to the Registration Statement or


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           with any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for the Stockholders Agreement filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999 (the "Stockholders Agreement"). The Company has obtained a valid waiver of its rights under the Stockholders Agreement from each affiliate of the Company that is a party thereto.

                     (i) The execution, delivery and performance of this Agreement, the compliance by the Company with all of the provisions hereof and the consummation by the Company of the transactions herein contemplated will not conflict with nor result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, stockholders' agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or Amended By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, filing, registration or qualification of or with any such court or governmental agency or body is required for the issuance of the Purchased Shares by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the Act of the Purchased Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Purchased Shares by the Purchaser. The Company has full power and authority to authorize and issue the Purchased Shares as contemplated by this Agreement.

                     (j) This Agreement has been duly authorized, executed and delivered by the Company.

                     (k) Except as disclosed in the Prospectus and except as would not be reasonably likely to have a Material Adverse Effect, the Company and its Subsidiaries have good title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exception that would materially interfere with the use made or to be made thereof by them.

                     (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

                     (m) Except as disclosed in the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site


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           disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect on the Company and its subsidiaries taken as a whole; and the Company is not aware of any pending investigation which might lead to such a claim.

                     (n) Except as disclosed in the Prospectus, there are no legal or governmental proceedings pending to which the Company, or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the issuance and resale of the Purchased Shares; and to the best of the Company's knowledge, no such proceedings are threatened by governmental authorities or threatened by others.

                     (o) The financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedule incorporated by reference in the Registration Statement presents fairly the information required to be stated therein.

                     (p) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus and, except as disclosed in or contemplated by the Prospectus, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                     (q) The Company is not and, upon the issuance of the Purchased Shares and the application of the proceeds therefrom as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940.

                     (r) The Company is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916, as amended (the "Shipping Act") and is qualified to engage in the coastwise trade of the United States; the issue and sale of the Purchased Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not cause the Company to cease to be a citizen of the United States within the meaning of Section 2 of the Shipping Act or cause the Company to cease to be qualified to engage in the coastwise trade of the United States.


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                     (s) The Company and its subsidiaries hold all licenses,
           consents and approvals required by, and are in compliance with, all regulations of state, Federal and foreign governmental authorities that regulate the conduct of the business of the Company and its subsidiaries, except where the failure to hold any such license, consent or approval or to be in compliance with any such regulation would not have a Material Adverse Effect.

                     (t) National Response Corporation ("NRC") has been designated an Oil Spill Removal Organization by the U.S. Coast Guard pursuant to the Oil Pollution Act of 1990.

           3. Agreement to Sell and Purchase. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Purchaser agrees that:

                     (a) The Purchaser will purchase from the Company at $[___] per share (the "Purchase Price") the number of shares of Common Stock necessary to provide the Company with the funds required to pay the aggregate redemption price of up to $50,000,000 principal amount of the $50,000,000 total principal amount of the Convertible Securities called for redemption that remain outstanding on the Redemption Date (the "Purchased Shares"). The Purchaser shall pay the Company for the Purchased Shares in same day funds on February __, 2001 (the "Closing Date").

                     (b) As compensation to the Purchaser for its commitment hereunder, the Company will pay to the Purchaser, in same day funds,
           (i) at the Execution Time, a standby fee of $[___], and (ii) on the Closing Date, an amount equal to $[___] per Purchased Share. "Execution Time" shall mean the date and time this Agreement is executed and delivered by the parties hereto.

                     (c) At the Execution Time, the Purchaser and the Company will enter into an equity forward transaction (the "Equity Forward") in substantially the form attached hereto as Exhibit A.

                     (d) The Purchaser agrees to notify the Company when all Purchased Shares have been sold or if any offering of Purchased Shares is otherwise terminated.

                     (e) the Purchaser agrees that it has not solicited and will not solicit conversion of the Convertible Securities.

           4. Offering by Purchaser. It is understood that the Purchaser proposes to offer the Purchased Shares for sale to the public as set forth in the Prospectus.

           5. Certain Agreements of the Company. The Company agrees with the Purchaser that:

                     (a) If required, the Company will file the Prospectus with the Commission pursuant to and in accordance with subparagraph (1) or
           (2) (as consented to by the Purchaser, which consent will not be unreasonably withheld) of Rule 424(b) not later than the second business day following the execution and delivery of this Agreement (or, if applicable and if consented to by the Purchaser, which consent will not be unreasonably withheld, subparagraph (4) or (5)). The Company will advise the Purchaser promptly of any such filing pursuant to Rule 424(b).

                     (b) The Company will advise the Purchaser promptly of any proposal to amend or supplement the registration statement as filed, or the related prospectus or the Registration Statement or the Prospectus and will not effect such amendment or supplementation without the Purchaser's consent, which consent will not be unreasonably withheld; and the Company will also advise the Purchaser


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           promptly of any amendment or supplementation of the Registration
           Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use reasonably its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                     (c) If, at any time during the period when a prospectus relating to the Purchased Shares is required to be delivered under the Act in connection with sales by the Purchaser or dealer, which shall in no event end earlier (but may end later) than the final Settlement Date (as defined in the Equity Forward) under the Equity Forward, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Purchaser of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

                     (d) As soon as practicable, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Date which will satisfy the provisions of Section 11(a) of the Act.

                     (e) The Company will furnish to the Purchaser copies of the Registration Statement, (2 of which will be signed and will include all exhibits), and, during the period referred to in paragraph (c) above, the Prospectus, and all amendments and supplements to such documents, in each case in such quantities as the Purchaser requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the Execution Time. All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Purchaser all such documents.

                     (f) The Company will arrange for the qualification of the Purchased Shares for sale under the laws of such jurisdictions as the Purchaser reasonably designates and will continue such qualifications in effect so long as required for the distribution of the Purchased Shares; provided, however, that the Company shall not be required in connection therewith to qualify as a foreign corporation in any jurisdiction in which it is not now so qualified or to take any action that would subject it to general consent to service of process or taxation other than as to matters and transactions relating to the Prospectus or the Registration Statement or the offering or sale of the Purchased Shares, in any jurisdiction in which it is not now so subject.

                     (g) The Company will commence on or prior to the date hereof (the "Mailing Date") the mailing of the required notice of the redemption of the Convertible Securities on the Redemption Date in the form submitted to the Purchaser and will furnish to the Purchaser copies thereof in such quantities as it requests.

                     (h) The Company will direct the Agent to advise the Purchaser's Transactions Advisory Group daily by telephone confirmed by facsimile of the principal amount of Convertible Securities surrendered for conversion into shares of Common Stock on the preceding day and the principal amount of Convertible Securities tendered to and accepted by the Agent for redemption.

                     (i) The Company will pay all expenses incident to the performance of its obligations under this Agreement, the charges of the Agent, any filing fees and other expenses (including fees and


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           disbursements of counsel) incurred in connection with qualification of the Purchased Shares for sale under the laws of such jurisdictions as the Purchaser designates and the printing of memoranda relating thereto, and expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Purchaser.

                     (k) The Company will arrange for the listing of the Purchased Shares on the New York Stock Exchange, subject to notice of issuance, prior to the Redemption Date.

           6. Conditions of the Obligations of the Purchaser. The obligations of the Purchaser hereunder will be subject to the accuracy of the representations and warranties on the part of the Company contained herein, to the accuracy of the statements of Company officers made in any certificate pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                     (a) On the Closing Date, the Purchaser shall have received a letter (the "Initial Comfort Letter"), dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that:

                               (i) in their opinion the financial statements and
                     schedules examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                               (ii) they have performed the procedures specified
                     by the American Institute of Certified Public Accountants for a review of interim financial information as described in Statement of Auditing Standards No. 71, Interim Financial Information, on the unaudited financial statements included in the Registration Statement;

                               (iii) on the basis of the review referred to in
                     clause (ii) above, a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                                          (A) the unaudited financial statements
                               included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                                          (B) at the date of the latest
                               available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries or, at the date of the latest available balance sheet read by such accountants, there was any decrease in consolidated net current assets or net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or


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                                          (C) for the period from the closing
                               date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectus, in consolidated net sales or net operating income, or in the total or per share amounts of consolidated net income;

           except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                               (iv) they have compared specified dollar amounts
                     (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

           All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection.

                     (b) The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to the close of business on the final Settlement Date under the Equity Forward, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for the purpose shall have been instituted or, to the knowledge of the Company or the Purchaser, shall be contemplated by the Commission.

                     (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the judgment of the Purchaser, is material and adverse and makes it impractical or inadvisable to proceed with completion of the purchase of and payment for the Purchased Shares or the resale of the Purchased Shares, (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Purchaser, the effect of any such outbreak, escalation, declaration, calamity or


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           emergency makes it impractical or inadvisable to proceed with the purchase of and payment for the Purchased Shares or the resale of such shares.

                     (d) On, the Closing Date, the Purchaser shall have received an opinion, dated the date of delivery thereof, of Weil, Gotshal & Manges LLP*, counsel for the Company, to the effect that:

                               (i) Each of the Company and its Subsidiaries is
                     validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its state of organization, with full power and authority to own its properties and conduct its business as described in the Prospectus; and each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation or limited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business, except where the failure to have such qualification would not have a Material Adverse Effect;

                               (ii) All the outstanding shares of capital stock,
                     or limited liability company interests, as the case may be, of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                               (iii) The redemption of $75,000,000 in aggregate
                     principal amount of the outstanding Convertible Securities on the Redemption Date has been duly authorized and such Convertible Securities have been duly called for redemption on the Redemption Date;

                               (iv) The Company's authorized equity
                     capitalization is as set forth in the Prospectus; the capital stock of the Company conforms to the description thereof incorporated by reference in the Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and non-assessable; the Purchased Shares being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement on the Closing Date, will be fully paid and non-assessable; the Purchased Shares being sold hereunder by the Company are duly authorized for listing, subject to official notice of issuance, on the New York Stock Exchange; the certificates for the Purchased Shares are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Purchased Shares;

                               (v) Except for the parties to the Amended and
                     Restated Stockholders' Agreement filed as Exhibit 10.12 to the Company's Annual Report on Form 10-K for the year ended December 31, 1999, no holders of securities of the Company have rights (to the registration of such securities under the Registration Statement or pursuant to the terms of any agreement to which the Company is a party, of which such counsel is aware;



----------------------------
* Such counsel may retain local counsel reasonably satisfactory to the Purchaser to render certain portions of the opinions relating to the Subsidiaries.

                               (vi) The Company is not and, after giving effect
                     to the offering and sale of the Purchased Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940;

                               (vii) No consent, approval, authorization or
                     order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction (and maritime, admiralty and related laws, rules and regulations, as to which such counsel need express no opinion) in connection with the purchase and the resale of the Purchased Shares by the Purchaser and such other approvals (specified in such opinion) as have been obtained;

                               (viii) Neither the execution, delivery and
                     performance of this Agreement, nor the issuance and sale of the Purchased Shares, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under any law (other than maritime, admiralty and related laws, rules and regulations, as to which such counsel need express no opinion) or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its Subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its Subsidiaries (other than public or governmental authorities having jurisdiction over maritime, admiralty or related matters or who enforce or interpret maritime or admiralty laws or promulgate any regulations as to such matters); and the Company has full power and authority to authorize, issue and sell the Purchased Shares as contemplated by this Agreement;

                               (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                               (x) To the knowledge of such counsel, there is no
                     pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed or incorporated by reference in the Prospectus, and there is no franchise, contract or other document of a character required to be described or incorporated by reference in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                               (xi) The Company has all requisite corporate
                     power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement; the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company;

                               (xii) The Registration Statement has become
                     effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened; and each Registration Statement and the Prospectus and any further amendments and supplements thereto made by the Company (other than the financial statements and related schedules therein, as to which such counsel need express no view), and the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be (other than the financial statements and related schedules therein, as to which such counsel need express no view), appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the rules and regulations thereunder; and although such counsel does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, such counsel's work in connection with this matter did not disclose any information that gave him reason to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company (other than, in each case, the financial statements and related statements and related schedules therein, as to which such counsel need express no view), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statement therein not misleading or that, as of its date, the Prospectus or any further amendment or supplement thereto made by the Company (other than the financial statements and related schedules therein, as to which such counsel need express no view) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, either the Registration Statement or the Prospectus or any further amendment or supplement thereto made by the Company (other than the financial statements and related schedules therein, as to which such counsel need express no view) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

                               (xiii) The descriptions in the Registration
                     Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any contracts or documents of a character required to be described in a Registration Statement or the Prospectus or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statements or the Prospectus.

                     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the District of Columbia or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Prospectus in this paragraph (d) include any supplements. For purposes of the opinions rendered under this Section 6(d), the term Subsidiaries shall include only the Subsidiaries organized in the United States.

                     (e) On the Closing Date, the Company shall have furnished to the Purchaser the opinion of Alice N. Gran, General Counsel of the Company, dated the date of delivery thereof, to the effect that:

                               (i) the issue and sale of the shares of Common
                     Stock being delivered by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with, or violate or constitute a default under, (i) any U.S. Federal maritime or admiralty law or regulation, or (ii) any judgment, writ, injunction, decree or order binding on the Company or any of its subsidiaries of which such counsel is aware of any U.S. Federal court or governmental authority having jurisdiction over any maritime or admiralty matters or who enforce or interpret any maritime or admiralty laws or promulgate any regulations as to such matters;

                               (ii) no consent, approval, waiver, license or
                     other authorization by or filing with any U.S. Federal maritime or admiralty governmental authority is required for the issue and sale of the Purchased Shares by the Company or the consummation by the Company of the transactions contemplated herein;

                               (iii) immediately prior to the date of delivery
                     thereof the Company was a citizen of the United States within the meaning of Section 2 of the Shipping Act and was qualified to operate vessels in the coastwise trade of the United States; immediately following the issue and sale of the Purchased Shares by the Company and the compliance by the Company and the Purchaser with all of the provisions of this Agreement and the consummations of the transactions herein contemplated (and assuming that at least [___%] of the shares are issued and sold to, and held of record and beneficially owned by, persons who are citizens of the United States), the Company will remain a citizen of the United States within the meaning of Section 2 of the Shipping Act and will continue to be qualified to operate vessels in the coastwise trade of the United States;

                           (iv) the statements in the Prospectus under the
                  caption "Risk Factors--If we do not restrict the amount of foreign ownership of our common stock, we could be prohibited from operating our vessels in parts of the U.S., which would adversely affect our business and operating results" fairly present and summarize the maritime laws and regulations referred to therein and the statements in the Form 10-K incorporated by reference in the Prospectus under the captions "Business--Offshore Marine Services--Government
                  Regulations--Domestic Regulation" and "--Foreign Regulation" fairly identify the domestic governmental and international maritime regulation to which the Company is subject; and

                     (f) The Purchaser shall have received from Davis Polk & Wardwell, counsel for the Purchaser, on the Closing Date and on the first day of any Sale Period under the Equity Forward, such opinion or opinions, dated the date of delivery thereof, with respect to the validity of the Purchased Shares delivered on the Closing Date, the Registration Statement, the Prospectus and other related matters as the Purchaser may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                     (g) On the Closing Date, the Purchaser shall have received a certificate, dated the date of delivery thereof, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the date of delivery thereof, that no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                     (h) The Equity Forward shall be in full force and effect.

                     (i) On each Bring Down Date (as defined below), and as a condition to the ability of the Company to elect Net Cash Settlement under the Equity Forward,

                               (i) the Purchaser shall have received a letter
                     (each a "Bring -Down Comfort Letter" and each, together with the Initial Comfort Letter, a "Comfort Letter"), dated the date of delivery thereof, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and (A) stating that, as of such Bring-Down Date (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is included in the Prospectus, as of a date not more than three Business Days prior to such Bring-Down Date), the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Comfort Letter and any intervening Bring-Down Comfort Letter are accurate, and confirming in all material respects the conclusions and findings set forth in the Initial Comfort Letter or any intervening Bring-Down Comfort Letter and (B) with respect to any revised or additional financial information included in the Prospectus as a result of the filing of a post-effective amendment to the Registration Statement or of reports under the Exchange Act on Form 10-K, Form 10-Q or Form 8-K if financial statements are filed therewith, complying with the requirements of paragraph (a) of Section 6 of this Agreement.

                               (ii) the Purchaser shall have received an opinion
                     dated the date of delivery thereof, of Weil, Gotshal & Manges LLP, counsel to the Company, as is reasonably acceptable to the Purchaser, affirming as of such date the opinions required under clauses (i) solely with respect to the Company, (iv), (vi), (vii), (viii), (x), (xi), (xii) and (xiii) of paragraph (d) of Section 6 of this Agreement;

                               (iii) the Purchaser shall have received an
                     opinion, dated the date of delivery thereof, of Alice N. Gran, General Counsel of the Company, affirming as of such date the opinions required under clauses (i), (ii), (iii) and (iv) of paragraph (e) of Section 6 of this Agreement; and

                               (iv) the Purchaser shall have received an
                     opinion, dated the date of the delivery thereof, of Davis Polk & Wardwell, counsel to the Purchaser, affirming as of such date the opinions required under paragraph (f) of this Agreement.

                               "Bring-Down Date" means the first day of any Sale
                     Period (as defined in the Equity Forward) if (i) the Company has filed a post-effective amendment to the Registration Statement or any reports under the Exchange Act on Form 10-K, Form 10-Q or Form 8-K if financial statements are filed therewith since the later of the Closing Date and the most recent Bring-Down Date or (ii) the Company has elected Net Cash Settlement (as defined in the Equity Forward) with respect to Purchased Shares in an aggregate cumulative amount since delivery of the most recent Comfort Letter equal to or greater than $10,000,000 or (iii) 30 days have elapsed since the last Bring-Down Date.

                     (j) On the first day of any Sale Period, and as a condition to the ability of the Company to elect Net Cash Settlement under the Equity Forward,

                               (i) the Purchaser shall have received a
                     certificate, dated the date of delivery thereof, that complies with the requirements of paragraph (g), of this Agreement; and

                               (ii) the Company shall have made available its
                     Chief Executive Officer, Chief Financial Officer or such other officers as are reasonably acceptable to the Purchaser for the purpose of responding to customary "due diligence" questions of the Purchaser and its counsel.

                     (k) The Purchased Shares shall have been approved for listing on the New York Stock Exchange, subject to notice of issuance.

The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and documents as the Purchaser reasonably requests.

           7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Purchaser specifically for use therein, it being understood and agreed that the only such information furnished by the Purchaser consists of the information described as such in subsection (b) below. With respect to all other matters, the Company will also indemnify and hold harmless the Purchaser against any losses, claims, damages or liabilities to which the Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon this Agreement, the Equity Forward, the transactions contemplated hereby or thereby, or any actions or inactions on behalf of the Purchaser in connection therewith and will reimburse the Purchaser for any legal or other expenses reasonably incurred by the Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company shall not be liable for indemnification or otherwise for any such loss, claims, damage or liability to the extent arising from gross negligence or willful misconduct of the Purchaser.

           (b) The Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Purchaser for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by the Purchaser consists of the following information in the Prospectus furnished on behalf of the Purchaser: the language concerning stabilizing under the caption "Plan of Distribution" in the Prospectus.

           (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party, of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes (i) an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action; and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

           (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Purchaser on the other from the transactions contemplated by this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Purchaser on the other hand shall be deemed to be in the same proportion as (x) the aggregate purchase price paid to the Company by the Purchaser for the Purchased Shares bears to (y) the compensation received by the Purchaser pursuant to Section 3. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Purchaser and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Purchased Shares were offered to the public exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Purchaser within the meaning of the Act; and the obligations of the Purchaser under this Section shall be in addition to any liability which the Purchaser may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

           8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Purchaser, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Purchased Shares. If for any reason the purchase of the Purchased Shares by the Purchaser is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Purchaser pursuant to
Section 7 shall remain in effect. If the purchase of the Purchased Shares by the Purchaser is not consummated for any reason other than the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6(c), the Company will reimburse the Purchaser for all out-of-pocket expenses reasonably incurred by them in connection with the purchase and the offering of the Purchased Shares and not otherwise subject to reimbursement pursuant to Section 5(j).

           9. Notices. All communications hereunder will be in writing and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to the Purchaser at Eleven Madison Avenue, New York, NY 10010-3629, Attention:
Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 1370 Avenue of the Americas, 25th Floor, New York, NY 10019, Attention: General Counsel.

           10. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, and no other person will have any right or obligation hereunder.

           11. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

           12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

           The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

           If the foregoing is in accordance with the Purchaser's understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the Purchaser in accordance with its terms.

                                          Very truly yours,

                                                   SEACOR SMIT INC.


                                                   By_____________________
                                                       Name:
                                                       Title:



The foregoing Agreement is hereby confirmed and accepted as of the date first above written.


      CREDIT SUISSE FIRST BOSTON CORPORATION


      By________________________
         Name:
         Title:

      As the Purchaser.

                                                                    Exhibit A


                                  Subsidiaries
                                  ------------


SEACOR SMIT Inc.
CRN Holdings Inc.
National Response Corporation
Anna Offshore Inc.
Arthur Levy Enterprises, Inc.
Graham Boats Inc.
SEACOR Communications Inc.
SEACOR Deepwater 1 Inc.
SEACOR Deepwater 2 Inc.
SEACOR Deepwater 3 Inc.
SEACOR Marine (Mexico) Inc.
SEACOR Marine Inc.
SEACOR Marine International Inc.
SEACOR Offshore Inc.
SEACOR Offshore Rigs Inc.
SEACOR Supply Ships Associates Inc.
SEACOR VISION LLC
SEACOR Worldwide Inc.
SEACOR-SMIT Offshore I, Inc.
Veesea Holdings Inc.
VISION OFFSHORE Inc.
McCall Enterprises Inc.
Graham Offshore Inc.
ERST/O'Brien's, Inc.
McCall's Boat Rentals Inc.


The Netherlands
SEACOR-SMIT Holdings B.V.
SEACOR-SMIT Offshore I B.V.
SEACOR-SMIT Offshore II B.V.

England & Wales
SEACOR Capital (UK) Ltd.

Bahamas
SEACOR-SMIT Offshore (International) Ltd.
SEACOR-SMIT Offshore (Worldwide) Ltd.